INGERSOLL-RAND COMPANY

                   $750,000,000 Medium-Term Notes, Series B
                            Due Nine Months or More
                              From Date of Issue

                           Selling Agency Agreement


                                                             November 6, 1997
                                                            New York, New York


Chase Securities Inc.
270 Park Avenue
New York, N.Y. 10017

J.P. Morgan Securities Inc.
60 Wall Street
New York, N.Y. 10260

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
250 Vesey Street
New York, N.Y. 10281

Salomon Brothers Inc
Seven World Trade Center
New York, N.Y. 10048

Dear Sirs:

          Ingersoll-Rand Company, a New Jersey corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale by the Company of its Medium-Term Notes, Series B, Due Nine Months or More from Date of Issue (the "Notes"), having an initial aggregate offering price of up to $750,000,000 (or such greater amount if Notes are issued at an original issue discount, as shall result in aggregate gross proceeds to the Company of $750,000,000). The Notes will be issued under an indenture (as supplemented, the "Indenture") dated as of August 1, 1986 between the Company and The Bank of New York, as trustee (the "Trustee"). Unless otherwise specifically provided for and set forth in a Pricing Supplement (as defined below), the Notes will be issued in minimum denominations of $1,000 and in denominations exceeding such amount by integral multiples of $1,000, will be issued only in fully registered form and will have the interest rates, maturities and, if applicable, other terms set forth in such Pricing Supplement. The Notes will be issued, and the terms thereof established, in accordance with the Indenture and the Medium-Term Notes Administrative Procedures attached hereto as Exhibit A (the "Procedures") (unless a Terms Agreement (as defined in
Section 2(b)) modifies or otherwise supersedes such Procedures with respect to the Notes issued pursuant to such Terms Agreement). The Procedures may be amended only by written agreement of the Company and you after notice to the Trustee. For the purposes of this Agreement, the term "Agent" shall refer to any of you acting solely in the capacity as agent for the Company pursuant to
Section 2(a) and not as principal (collectively, the "Agents"), the term

"Purchaser" shall refer to one of you acting solely as principal pursuant to
Section 2(b) and not as agent, and the term "you" shall refer to you collec-tively whether at any time any of you is acting in both such capacities or in either such capacity. In acting under this Agreement, in whatever capacity, each of you is acting individually and not jointly.

          1. Representations and Warranties. The Company represents and warrants to, and agrees with, you as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (d) hereof.

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (File Number: 333-34029), including a basic prospectus, which has become effective, for the registration under the Act of $750,000,000 aggregate principal amount of debt securities (the "Securities"), including the Notes. Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(ix) or (x) under the Act and complies in all other material respects with said Rule. The Company has included in such registration statement, or has filed or will file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act, a supplement to the form of prospectus included in such registration statement relating to the Notes and the plan of distribution thereof (the "Prospectus Supplement"). In connection with the sale of Notes the Company proposes to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act further supplements to the Prospectus Supplement (each a "Pricing Supplement") specifying the interest rates, maturity dates and, if appropriate, other similar terms of the Notes sold pursuant hereto or the offering thereof.

          (b) As of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission, as of the date of a Terms Agreement or any acceptance of the Company of an offer to purchase Notes and at the date of delivery by the Company of any Notes sold hereunder (a "Closing Date"), (i) the Registration Statement, as amended as of any such time, and the Prospectus, as supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Securities Exchange Act of 1934 (the "Exchange Act") and the respective rules thereunder; (ii) the Registration Statement, as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (iii) the Prospectus, as supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or
     (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by any of you specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

          (c) As of the time any Notes are issued and sold hereunder, the Indenture will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium, and other similar laws relating to or affecting creditors' rights generally and to general equity principles, and such Notes will have been duly authorized, executed, authenticated and, when paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, subject to bankruptcy, insolvency, reorganization, moratorium, and other similar laws relating to or affecting creditors' rights generally and to general equity principles.

          (d) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the form of basic prospectus relating to the Securities contained in the Registration Statement at the Effective Date. "Prospectus" shall mean the Basic Prospectus as supplemented by the Prospectus Supplement. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time. "Rule 415" and "Rule 424" refer to such rules under the Act. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospec-tus, as the case may be, deemed to be incorporated therein by reference.


          2.   Appointment of Agents; Solicitation by the Agents of Offers to
Purchase; Sales of Notes to a Purchaser.   (a)  Subject to the terms and
conditions set forth herein, the Company hereby authorizes each of the Agents to act as its agent to solicit offers for the purchase of all or part of the Notes from the Company.

          On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each of the Agents agrees, as agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth in the Prospectus (and any supplement thereto) and in the Procedures. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not be obligated to disclose the identity of any purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason. Except as provided in Section 2(b), under no circumstances will any Agent be obligated to purchase any Notes for its own account. It is understood and agreed, however, that any Agent may purchase Notes as principal pursuant to Section 2(b).

          The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

          The Company agrees to pay each Agent a commission, on the Closing Date with respect to each sale of Notes by the Company as a result of a solicitation made by such Agent, in the form of a discount, in accordance with the schedule relating to each series of Notes set forth in Exhibit B hereto. Such commission shall be payable as specified in the Procedures.

          If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall indemnify and hold each of you harmless against any loss, claim or damage arising from or as a result of such default by the Company.

          Subject to the provisions of this Section and to the Procedures, offers for the purchase of Notes may be solicited by an Agent as agent for the Company at such time and in such amounts as such Agent deems advisable. Subject to the following paragraph, the Company may from time to time offer Notes for sale directly to investors; provided, however, that so long as this Agreement is in effect the Company shall not solicit or accept offers to purchase Notes through any agent other than an Agent.

          The Company expressly reserves the right to appoint other persons, partnerships or corporations ("Additional Agents") to act as its agent to solicit offers for the purchase of Notes without obtaining the consent of the Agents; provided, the Company shall give the Agents notice of such appointment, each Additional Agent shall be named in a Pricing Supplement and shall either execute this Agreement and become a party hereto or shall enter into a selling agency agreement with the Company on terms substantially similar to those contained herein; thereafter the term Agent, or "you" as used in this Agreement shall mean each Agent and each such Additional Agent. No exercise by the Company of its rights described in this paragraph shall be construed as altering, amending or terminating the rights and obligations of the other Agents that are parties to this Agreement.

          (b) Subject to the terms and conditions stated herein, whenever the Company and any of you determines that the Company shall sell Notes directly to any of you as principal, each such sale of Notes shall be made in accordance with the terms of this Agreement and a supplemental agreement relating to such sale. Each such supplemental agreement (which may be either an oral, confirmed in writing, or written agreement) is herein referred to as a "Terms Agreement". Each Terms Agreement shall describe the Notes to be purchased by the Purchaser pursuant thereto and shall specify the aggregate principal amount of such Notes, the price to be paid to the Company for such Notes, the maturity date of such Notes, the rate at which interest will be paid on such Notes, the dates on which interest will be paid on such Notes and the record date with respect to each such payment of interest, the Closing Date for the purchase of such Notes, the place of delivery of the Notes and payment therefor, the method of payment and any requirements for the delivery of opinions of counsel, certificates from the Company or its officers or a letter from the Company's independent public accountants as described in Section 6(b). Any such Terms Agreement may also specify the period of time referred to in Section 4(m). Any written Terms Agreement may be in the form attached hereto as Exhibit C. The Purchaser's commitment to purchase Notes shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.

          Delivery of the certificates for Notes sold to the Purchaser pursuant to a Terms Agreement shall be made not later than the Closing Date agreed to in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in the Procedures unless otherwise agreed to between the Company and the Purchaser in such Terms Agreement.

          Unless otherwise agreed to between the Company and the Purchaser in a Terms Agreement, any Note sold to a Purchaser (i) shall be purchased by such Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and (ii) may be resold by such Purchaser at varying prices from time to time or, if set forth in the applicable Terms Agreement and Pricing Supplement, at a fixed public offering price. In connection with any resale of Notes purchased, a Purchaser may use a selling or dealer group and may reallow to any broker or dealer any portion of the discount or commission payable pursuant hereto. Any Agent may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer will not be in excess of the discount to be received by such Agent from the Company.

          3. Offering and Sale of Notes. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

          4.   Agreements.  The Company agrees with you that:

          (a) Prior to the termination of the offering of the Notes, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus (except for (i) periodic or current reports filed under the Exchange Act, (ii) a supplement relating to any offering of Notes providing solely for the specification of or a change in the maturity dates, interest rates, issuance prices or other similar terms of any Notes or (iii) a supplement relating to an offering of Securities other than the Notes) unless the Company has furnished each of you a copy for your review prior to filing and given each of you a reasonable opportunity to comment on any such proposed amendment or supplement. Subject to the foregoing sentence, the Company will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such filing. The Company will promptly advise each of you (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of any offering of Notes, any amendment of the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circum-stances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify each of you to suspend solicitation of offers to purchase Notes (and, if so notified by the Company, each of you shall forthwith suspend such solicitation and cease using the Prospectus as then supplemented), (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply such supplemented Prospectus to each of you in such quantities as you may reasonably request. If such amendment or supplement, and any documents, certificates and opinions furnished to each of you pursuant to paragraph (g) of this Section 4 in connection with the preparation or filing of such amendment or supplement are satisfactory in all material respects to you, you will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement, if such an amendment is required, resume your obligation to solicit offers to purchase Notes hereunder.

          (c) The Company, during the period when a prospectus relating to the Notes is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to
     Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and will furnish to each of you copies of such documents. In addition, on the date on which the Company makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Company proposes to describe, in a document filed pursuant to the Exchange Act, the Company will furnish to each of you the information contained in such announcement. The Company also will furnish to each of you copies of all press releases or announcements furnished to news or wire services and any other material press releases and announcements. The Company will immediately notify each of you of (i) any decrease in the rating of the Notes or any other debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or (ii) any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, as soon as the Company learns of any such decrease or notice.

          (d) As soon as practicable, the Company will make generally available to its security holders and to each of you an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (e) The Company will furnish to each of you and your counsel, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus may be required by the Act, as many copies of the Prospectus and any supplement thereto as you may reasonably request.

          (f) The Company will use its best efforts to arrange for the qualification of the Notes for sale under the laws of such jurisdictions as any of you may designate, will maintain such qualifications in effect so long as required for the distribution of the Notes, and will arrange for the determination of the legality of the Notes for purchase by institutional investors, provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to file annual reports or to comply with any other requirements deemed by the Company to be unduly burdensome.

          (g) The Company shall furnish to each of you such information, documents, certificates of officers of the Company and opinions of counsel for the Company relating to the business and operations of the Company, the Registration Statement, the Prospectus, and any amendments thereof or supplements thereto, the Indenture, the Notes, this Agreement, the Procedures and the performance by the Company and you of its and your respective obligations hereunder and thereunder as any of you may from time to time reasonably request prior to the termination of this Agreement.

          (h) The Company shall, whether or not any sale of the Notes is consummated, (i) pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Registration Statement, the Prospectus, all amendments thereof and supplements thereto, the Indenture, this Agreement, any Terms Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements, including fees of counsel, incurred in compliance with Section 4(f), the fees and disbursements of the Trustee and the fees of any agency that rates the Notes, (ii) reimburse each of you as requested for all out-of-pocket expenses (including without limitation advertising expenses approved in advance by the Company), if any, incurred by you in connection with this Agreement and (iii) pay the fees and expenses of your counsel incurred in connection with this Agreement and any Terms Agreement.

          (i) Each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance, as though made at and as of such time, and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Notes relating to such acceptance, as though made at and as of such time (it being understood that for purposes of the foregoing affirmation and covenant such representations and warranties shall relate to the Registration Statement and Prospectus as amended or supplemented at each such time). Each such acceptance by the Company of an offer for the purchase of Notes shall be deemed to constitute an additional representation, warranty and agreement by the Company that, as of the settlement date for the sale of such Notes, after giving effect to the issuance of such Notes, of any other Notes to be issued on or prior to such settlement date and of any other Securities to be issued and sold by the Company on or prior to such settlement date, the aggregate amount of Securities (including any Notes) which have been issued and sold by the Company will not exceed the amount of Securities registered pursuant to the Registration Statement. The Company will inform you promptly upon your request of the aggregate amount of Securities registered under the Registration Statement which remain unsold.

          (j) During each period during which, in the opinion of counsel for the Agents, a Prospectus relating to the Notes is required to be delivered under the Act (each a "Marketing Period"), (i) each time the Company files with the Commission an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q and (ii) each time that the Registration Statement or the Prospectus is amended or supplemented in a manner which, in the opinion of counsel for the Agents, is material (other than by an amendment or supplement relating to any offering of Securities other than the Notes or providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto), the Company will, in the case of clause (i) automatically, and, in the case of clause (ii) upon the request by any Agent, deliver or cause to be delivered promptly to each of you a certificate of the Company, signed by an officer or officers of the Company, (x) dated the date of such amendment, supplement or filing or (y) if such amendment, supplement or filing was not filed during a Marketing Period, as of the first day of the next succeeding Marketing Period, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 5(d) but modified to relate to the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission.

          (k) During each Marketing Period, (i) each time the Company files with the Commission an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q and (ii) each time that the Registration Statement or the Prospectus is amended or supplemented in a manner which, in the opinion of counsel for the Agents, is material (other than by an amendment or supplement (a) relating to any offering of Securities other than the Notes, (b) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto or (c) setting forth or incorporating by reference financial statements or other information as of and for a fiscal quarter, unless, in the case of clause (c) above, in the reasonable judgment of any of you, such financial statements or other information are of such a material nature that an opinion of counsel should be furnished), the Company shall, in the case of clause
     (i) automatically, and, in the case of clause (ii) upon the request by any Agent, furnish or cause to be furnished promptly to each of you a written opinion of counsel of the Company satisfactory to each of you,
     (x) dated the date of such amendment, supplement or filing or (y) if such amendment, supplement or filing was not filed during a Marketing Period, on the first day of the next succeeding Marketing Period, in form satisfactory to each of you, of the same tenor as the opinion referred to in Section 5(b) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinion, counsel last furnishing such an opinion to you may furnish each of you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement).

          (l) During each Marketing Period, (i) each time the Company files with the Commission an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q and (ii) each time that the Registration Statement or the Prospectus is amended or supplemented to include or incorporate amended or supplemental financial information which, in the opinion of counsel for the Agents, is material, the Company shall cause its independent public accountants promptly (within 45 days after the filing of a Quarterly Report on Form 10-Q and within 90 days after the filing of an Annual Report on Form 10-K), in the case of clause (i) automatically, and, in the case of clause (ii) upon the request by any Agent, to furnish each of you a letter, (x) dated the date of such amendment, supplement or filing or (y) if such amendment, supplement or filing was not filed during a Marketing Period, on the first day of the next succeeding Marketing Period, in form satisfactory to each of you, of the same tenor as the letter referred to in Section 5(e) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter; provided, however, that, if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, the Company's independent public accountants may limit the scope of such letter, which shall be satisfactory in form to each of you, to the unaudited financial statements, the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" and any other information of an accounting, financial or statistical nature included in such amendment or supplement, unless, in the reasonable judgment of any of you, such letter should cover other information or changes in specified financial statement line items.

          (m) During the period, if any, specified (whether orally or in writing) in any Terms Agreement, the Company shall not, without the prior consent of the Purchaser thereunder, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Notes being sold pursuant to such Terms Agreement).

          (n) The Company confirms as of the date hereof, and each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation, that the Company is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act

     Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Securities and Exchange Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

          5. Conditions to the Obligations of the Agents. The obligations of each Agent to solicit offers to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission and as of each Closing Date, to the accuracy of the statements of the Company made in any certificates as of the date thereof pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have furnished to each Agent the opinion of Patricia Nachtigal, Vice President and General Counsel of the Company, dated the Execution Time, to the effect that:

               (i) the Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of New Jersey, with corporate power and authority to own its properties and conduct its business as described in each Prospectus;

               (ii) to the best of her knowledge, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, other than as set forth in the Prospectus and other than litigation incident to the kind of business conducted by the Company and its subsidiaries which individually and in the aggregate is not material to the Company and its subsidiaries taken as a whole; and to the best of her knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

               (iii) this Agreement and the Terms Agreements, if any, with respect to the Notes have been duly authorized, executed and delivered by the Company;

               (iv) the Notes have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, subject to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Notes and the Indenture conform to the descriptions thereof in the Prospectus as amended or supplemented;

               (v) the Indenture has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act;

               (vi) the issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture, this Agreement and the Terms Agreements, if any, with respect to the Notes and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument which is material to the Company and its subsidiaries taken as a whole and is known to her to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company or any of its significant subsidiaries is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or the By-Laws of the Company or any statute or any order, rule or regulation known to her of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or any such regulatory authority or other governmental agency or body is required for the issue and sale of the Notes or the consummation of the other transactions contemplated by this Agreement, the Terms Agreements, if any, or the Indenture, except such as have been obtained under the Act, the Exchange Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Agents; and

               (vii) the Registration Statement and the Prospectus as amended or supplemented and any further amendments and supplements thereto made by the Company prior to the Execution Time for the Notes (other than the financial statements and related schedules therein, as to which she need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; she has no reason to believe that, as of the effective date of the Registration Statement, either the Registration Statement or the Prospectus (or, as of its date, any further amendment or supplement thereto made by the Company prior to the Execution Time) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of the Execution Time, either the Registration Statement or the Prospectus (or any such further amendment or supplement thereto) contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     In rendering such opinion, Patricia Nachtigal may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New Jersey, the State of New York or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Agent and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the date such opinion is rendered.

          (c) Each Agent shall have received from Simpson Thacher & Bartlett, counsel for the Agents, such opinion or opinions, dated the Execution Time, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (d) The Company shall have furnished to each Agent a certificate or certificates of the Company, signed by an officer or officers of the Company, dated the Execution Time, to the effect that the signers of such certificate have examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (finan-cial or other), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (e) At the Execution Time, the independent accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to each Agent a letter, dated as of the Execution Time, of the type described in the American Institute of Certified Public Accountants' Statement on Auditing Standards No. 72 covering such matters as the Agents may reasonably request and in form and substance satisfactory to the Agents.

          (f) Prior to the Execution Time, the Company shall have furnished to each Agent such further information, documents, certificates and opinions of counsel as the Agents may reasonably request.

          If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to such Agents and counsel for the Agents, this Agreement and all obligations of any Agent hereunder may be canceled at any time by the Agents. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

          The documents required to be delivered by this Section 5 shall be delivered at the office of Simpson Thacher & Bartlett, counsel for the Agents, at 425 Lexington Avenue, New York, New York, on the date hereof.

          6. Conditions to the Obligations of a Purchaser. The obligations of a Purchaser to purchase any Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date of the related Terms Agreement and as of the Closing Date for such Notes, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

          (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) To the extent agreed to between the Company and the Purchaser in a Terms Agreement, the Purchaser shall have received, appropriately updated, (i) a certificate of the Company, dated as of the Closing Date, to the effect set forth in Section 5(d) (except that references to the Prospectus shall be to the Prospectus as supplemented as of the date of such Terms Agreement), (ii) the opinion of Patricia Nachtigal, Vice President and General Counsel for the Company (or such successor counsel as the Company shall designate in a written notice to the Agents), dated as of the Closing Date, to the effect set forth in Section 5(b),
     (iii) the opinion of Simpson Thacher & Bartlett, counsel for the Purchaser, dated as of the Closing Date, to the effect set forth in
     Section 5(c), and (iv) the letter of Price Waterhouse LLP, independent accountants for the Company, dated as of the Closing Date, to the effect set forth in Section 5(e).

          (c) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement and the applicable Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement and required to be delivered to the Purchaser pursuant to the terms hereof and thereof shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject thereto may be canceled at, or at any time prior to, the respective Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

          7.   Right of Person Who Agreed to Purchase to Refuse to Purchase.
(a) The Company agrees that any person who has agreed to purchase and pay for any Note pursuant to a solicitation by any of the Agents shall have the right to refuse to purchase such Note if, at the Closing Date therefor, any condition set forth in Section 5 or 6, as applicable, shall not be satisfied.

          (b) The Company agrees that any person who has agreed to purchase and pay for any Note pursuant to a solicitation by any of the Agents shall have the right to refuse to purchase such Note if, subsequent to the agreement to purchase such Note, any change, condition or development specified in any of Sections 9(b)(i) through (v) shall have occurred (with the judgment of the Agent which presented the offer to purchase such Note being substituted for any judgment of a Purchaser required therein) the effect of which is, in the judgment of the Agent which presented the offer to purchase such Note, so material and adverse as to make it impractical or inadvisable to proceed with the sale and delivery of such Note (it being understood that under no circumstance shall any such Agent have any duty or obligation to the Company or to any such person to exercise the judgment permitted to be exercised under this Section 7(b) and Section 9(b)).

          8. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each of you against any losses, claims, damages or liabilities, joint or several, to which you may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus or any other prospectus relating to the Notes, or any amendment or supplement thereto (including, without limitation, any Pricing Supplement), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each of you for any legal or other expenses (subject to your providing prior written notification to the Company of the engagement of legal counsel) reasonably incurred by you in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus or any other prospectus relating to the Notes, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by any of you expressly for use in the Prospectus relating to such Notes; provided further, however, that the foregoing indemnity with respect to preliminary prospectuses shall not inure to the benefit of any Agent from whom the person asserting any such losses, claims, damages or liabilities purchased Notes if such untrue statement or omission made in any preliminary prospectus is eliminated or remedied in the Prospectus relating to such Notes and if a copy of the Prospectus relating to such Notes (excluding documents incorporated by reference) has not been sent or given to such person at or prior to the written confirmation of the sale of such Notes to such person provided, however, that such Prospectus shall have been timely provided to the applicable Agent by the Company in accordance with the procedures outlined herein and in the Administrative Procedures.

          (b) Each of you agrees, severally, to indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus or any other prospectus relating to the Notes, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus or any other prospectus relating to the Notes, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the relevant Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim.

          (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by its counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate (whether or not such representation by the same counsel has been proposed) under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel or participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by you in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action).

          (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and you on the other from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and you on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total commissions received by you. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or you on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of you agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if you were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), none of you shall be required to contribute any amount in excess of the amount by which the commissions received by such of you in connection with the sale of such Notes exceeds the amount of any damages which you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Your obligations in this subsection (d) to contribute are several in proportion to your respective obligations with respect to such Notes and not joint.

          (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any of you within the meaning of the Act; and your obligations under this Section 8 shall be in addition to any liability which each of you may otherwise have and shall extend, upon the same terms and conditions to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

          9. Termination. (a) This Agreement will continue in effect until terminated as provided in this Section 9. This Agreement may be terminated either by the Company as to any of you or by any of you insofar as this Agreement relates to any of you, by giving written notice of such termination to you or the Company, as the case may be. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice is given. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in the fourth paragraph of Section 2(a),
Section 4(h), Section 8 and Section 10.

          (b) Each Terms Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company prior to delivery of any payment for any Note to be purchased thereunder, if prior to such time there shall have occurred any of the following: (i) subsequent to the agreement to purchase such Note, any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which is, in the judgment of the Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or delivery of such Note; (ii) subsequent to the agreement to purchase such Note, any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change; (iii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, Inc.; (iv) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (v) the outbreak or material escalation of hostilities involving the United States or the declaration, on or after the date hereof, by the United States of a national emergency or war, the effect of which on financial markets is to make it, in the reasonable judgment of the affected Agent, impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus or the purchase of Notes from the Company as principal pursuant to the applicable Terms Agreement, as the case may be.

          10. Survival of Certain Provisions. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Company or any of the directors, officers, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 4(h) and 8 hereof shall survive the termination or cancellation of this Agreement. The provisions of this Agreement (including without limitation Section 7 hereof) applicable to any purchase of a Note for which an agreement to purchase exists prior to the termination hereof shall survive any termination of this Agreement. If at the time of termination of this Agreement any Purchaser shall own any Notes with the intention of selling them, the provisions of Section 4 shall remain in effect until such Notes are sold by the Purchaser.

          11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to any of you, will be mailed, delivered or telegraphed and confirmed to such of you, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07675, attention of Vice President and General Counsel.

          12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, the directors, officers, employees, agents and controlling persons referred to in
Section 8 hereof and, to the extent provided in Section 7, any person who has agreed to purchase Notes, and no other person will have any right or obligation hereunder.

          13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and you.


                                            Very truly yours,

                                            INGERSOLL-RAND COMPANY


                                            By: /s/ William J. Armstrong
                                                Title: Vice President




The foregoing Agreement is
hereby confirmed and accepted
as of the date hereof.

SALOMON BROTHERS INC


By: /s/ Martha D. Bailey
   Title: Vice President


MERRILL LYNCH, PIERCE, FENNER
  & SMITH INCORPORATED


By: /s/ Scott Primrose
   Title: Authorized Signatory


CHASE SECURITIES INC.


By: /s/ Kevin Kulak
   Title: Vice President


J.P. MORGAN SECURITIES INC.


By: /s/ T. Kelley Millet, M.D.
   Title: Managing Director

                                  SCHEDULE I


Chase Securities Inc.
270 Park Avenue, 8th Floor
New York, N.Y.  10017
Attn:  Medium-Term Note Department
Tel:   (212) 834-4421
Fax:   (212) 834-6081

J.P. Morgan Securities Inc.
60 Wall Street
New York, N.Y.  10260
Attn:  Capital Markets Department
Tel:   (212) 648-0741
Fax:   (212) 648-5939

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
World Financial Center
North Tower, 10th Floor
New York, N.Y.  10281
Attn:  MTN Product Management
Tel:   (212) 449-7476
Fax:   (212) 449-2234

Salomon Brothers Inc
Seven World Trade Center
New York, N.Y. 10048
Attn:  Medium-Term Note Department
Tel:   (212) 783-6848
Fax:   (212) 783-2274

                     EXHIBIT A - ADMINISTRATIVE PROCEDURES

                                                                     EXHIBIT A



                            INGERSOLL-RAND COMPANY

                  Medium-Term Note Administrative Procedures
                               November 6, 1997


          The Medium-Term Notes, Series B, Due Nine Months or More from Date of Issue (the "Notes") of Ingersoll-Rand Company (the "Company") are to be offered on a continuing basis. Salomon Brothers Inc, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Chase Securities Inc., and J.P. Morgan Securities Inc., as agents (each an "Agent"), have agreed to solicit purchases of Notes issued in fully registered form. The Agents will not be obligated to purchase Notes for their own account. The Notes are being sold pursuant to a Selling Agency Agreement between the Company and the agents named therein (including the Agents) dated the date hereof (the "Agency Agreement"). The Notes will rank equally with all other unsecured and unsubordinated debt of the Company and have been registered with the Securities and Exchange Commission (the "Commission"). The Notes will be issued under an Indenture dated as of August 1, 1986 (as supplemented, the "Indenture"), between the Company and The Bank of New York, as trustee ("Trustee").

          The Agency Agreement provides that Notes may also be purchased by an Agent acting solely as principal and not as agent. In the event of any such purchase, the functions of both the Agent and the beneficial owner under the administrative procedures set forth below shall be performed by such Agent acting solely as principal, unless otherwise agreed to between the Company and such Agent acting as principal.

          Each Note will be represented by either a Global Security (as defined hereinafter) delivered to The Bank of New York ("BONY"), as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the Holder thereof or a Person designated by such Holder (a "Certificated Note"). An owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note.

          The procedures to be followed during, and the specific terms of, the solicitation of orders by the Agents and the sale as a result thereof by the Company are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding orders to purchase Notes and the details of their delivery.

          Administrative procedures and specific terms of the offering are explained below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof, as adjusted in accordance with changes in DTC's operating requirements, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Indenture and the Notes shall be used herein as therein defined. Notes for which interest is calculated on the basis of a fixed interest rate, which may be zero, are referred to herein as "Fixed Rate Notes". Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as "Floating Rate Notes". To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture, DTC's operating requirements or the Agency Agreement, the relevant provisions of the Notes, the Indenture, DTC's operating requirements and the Agency Agreement shall control.


                                    PART I

                         Administrative Procedures for
                               Book-Entry Notes

          In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, BONY will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and BONY to DTC dated as of the date hereof and a Medium-Term Note Certificate Agreement between BONY and DTC and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement system ("SDFS").

Issuance:                    On any date of settlement (as defined under
                             "Settlement" below) for one or more Book-Entry
                             Notes, the Company will issue a single global security in fully registered form without coupons (a "Global Security") representing up to $200,000,000 principal amount of all such Book-Entry Notes that have the same original issue date, original issue discount provisions, if any, Interest Payment Dates, Regular Record
                             Dates, Interest Payment Period, redemption or repayment provisions, if any, Maturity Date, and, in the case of Fixed Rate Notes, interest rate, or, in the case of Floating Rate Notes, Initial Interest Rate, Base Rate, Index
                             Maturity, Interest Reset Period, Interest Reset
                             Dates, Spread and/or Spread Multiplier, if any, minimum interest rate, if any, and maximum interest rate, if any, and any other terms of such Note not inconsistent with the provisions of the Indenture (collectively, the "Terms").
                             Each Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global Security will bear an original issue date, which will be (i) with respect to an original Global Security (or any portion thereof), the original issue date specified in such Global Security and (ii) following a consolidation of Global Securities, with respect to the Global Security resulting from such consolidation, the most recent
                             Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Securities, regardless of the date of authentication of such resulting
                             Global Security. No Global Security will represent (i) both Fixed Rate and Floating Rate
                             Book-Entry Notes or (ii) any Certificated Note.

Identification Numbers:      The Company has arranged with the CUSIP Service
                             Bureau of Standard & Poor's Corporation (the
                             "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers, which series consists of approximately 900 CUSIP numbers and relates to Global Securities representing
                             Book-Entry Notes and book-entry medium-term notes issued by the Company with other series designations. BONY, the Company and DTC have obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers.
                             The Company will assign CUSIP numbers to Global
                             Securities as described below under Settlement
                             Procedure "B".  DTC will notify the CUSIP
                             Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global
                             Securities. BONY will notify the Company at any time when fewer than 100 of the reserved
                             CUSIP numbers remain unassigned to Global
                             Securities, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional
                             CUSIP numbers to BONY and DTC.

Registration:                Global Securities will be issued only in fully
                             registered form without coupons.  Each Global
                             Security will be registered in the name of CEDE
                             & CO., as nominee for DTC, on the securities register for the Notes maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC
                             (with respect to such Book-Entry Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner (or such participant) in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                   Transfers of a Book-Entry Note will be
                             accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:                   BONY may deliver to DTC and the CUSIP Service
                             Bureau at any time a written notice of
                             consolidation (a copy of which shall be
                             attached to the resulting Global Security described below) specifying (i) the CUSIP numbers of two or more outstanding Global
                             Securities that represent (A) Fixed Rate
                             Book-Entry Notes having the same Terms and for which interest has been paid to the same date or (B) Floating Rate Book-Entry Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-
                             Entry Notes, on which such Global Securities shall be exchanged for a single replacement
                             Global Security and (iii) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its Participants (including BONY) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, BONY will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and such new
                             CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global
                             Securities to be exchanged will no longer be valid. On the specified exchange date, BONY will exchange such Global Securities for a single Global Security bearing the new CUSIP number and the CUSIP numbers of the exchanged
                             Global Securities will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.
                             Notwithstanding the foregoing, if the Global
                             Securities to be exchanged exceed $200,000,000 in aggregate principal amount, one Global
                             Security will be authenticated and issued to represent each $200,000,000 of principal amount of the exchanged Global Securities and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global
                             Securities (see "Denominations" below).

Maturities:                  Unless otherwise specified, each Book-Entry
                             Note will mature on a date not less than nine months after the Original Issue Date (as defined below) for such Note. A Floating Rate

                             Book-Entry Note will mature only on an Interest Payment Date for such Note.

Denominations:               Book-Entry Notes will be issued in principal
                             amounts of $1,000 or any amount in excess thereof that is an integral multiple of $1,000.
                             Global Securities will be denominated in principal amounts not in excess of $200,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $200,000,000 would, but for the preceding sentence, be represented by a single Global
                             Security, then one Global Security will be authenticated and issued to represent each $200,000,000 principal amount of such
                             Book-Entry Note or Notes and an additional
                             Global Security will be authenticated and issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:                    General.  Interest, if any, on each Book-Entry
                             Note will accrue from the Original Issue Date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, on the Global
                             Security representing such Book-Entry Note, and will be calculated and paid in the manner described in such Book-Entry Note and in the Prospectus (as defined in the Agency
                             Agreement), as supplemented by the applicable
                             Pricing Supplement. Unless otherwise specified therein, each payment of interest on a Book-Entry Note will include interest accrued to but excluding the Interest Payment Date or to but excluding Maturity (other than a Maturity of a Fixed Rate Book-Entry Note occurring on the 31st day of a month, in which case such payment of interest will include interest accrued to but excluding the 30th day of such month). Interest payable at the Maturity of a Book-Entry Note will be payable to the Person to whom the principal of such
                             Note is payable. Standard & Poor's Corporation will use the information received in the pending deposit message described under
                             Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related
                             Global Security in the appropriate (daily or weekly) bond report published by Standard &
                             Poor's Corporation.

                             Regular Record Dates. The Regular Record Date with respect to any Interest Payment Date shall be the date fifteen calendar days immediately preceding such Interest Payment Date, whether or not a Business Date.

                             Interest Payment Dates on Fixed Rate Book-Entry Notes. Unless otherwise specified pursuant to Settlement Procedure "A" below, interest payments on Fixed Rate Book-Entry Notes will be made semiannually on May 15 and November 15 of each year and at Maturity; provided, however, that if an Interest Payment Date for a Fixed Rate Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date; provided further, that in the case of a Fixed Rate Book-Entry Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

                             Interest Payment Dates on Floating Rate
                             Book-Entry Notes. Interest payments will be made on Floating Rate Book-Entry Notes monthly, quarterly, semi-annually or annually. Unless otherwise agreed upon, interest will be payable, in the case of Floating Rate Book-Entry Notes with a monthly Interest Payment Period, on the third Wednesday of each month; with a quarterly Interest Payment Period, on the third Wednesday of March, June, September and December of each year; with a semi-annual Interest Payment Period on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and with an annual Interest Payment Period, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; provided, however, that if an Interest Payment Date for a Floating Rate Book-Entry Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Book-Entry Note, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Book-Entry Note, except in the case of a Floating Rate Book-Entry Note for which the Base Rate is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and provided further, that in the case of a Floating Rate Book-Entry Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

                             Notice of Interest Payment and Regular Record Dates. On the first Business Day of January, April, July and October of each year, BONY will deliver to the Company and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur with respect to Book-Entry Notes during the six-month period beginning on such first Business Day. Promptly after each Interest Determination Date for Floating Rate Book-Entry Notes, BONY, as Calculation Agent, will notify Standard & Poor's Corporation of the interest rates determined on such Interest Determination Date.

Calculation of Interest:     Fixed Rate Book-Entry Notes.  Interest on Fixed
                             Rate Book-Entry Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

                             Floating Rate Book-Entry Notes. Interest rates on Floating Rate Book-Entry Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Book-Entry Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Book-Entry Note for which the Base Rate is Treasury Rate or CMT Rate, interest will be calculated on the basis of the actual number of days in the year.

Payments of Principal and    Payment of Interest Only.  Promptly after each
Interest:                    Regular Record Date, BONY will deliver to the
                             Company and DTC a written notice setting forth, by CUSIP number, the amount of interest to be paid on each Global Security on the following
                             Interest Payment Date (other than an Interest
                             Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the appropriate (daily or weekly) bond reports published by Standard & Poor's Corporation.
                             The Company will pay to BONY, in its capacity as paying agent, the total amount of interest due on such Interest Payment Date (other than at Maturity), and BONY will pay such amount to DTC, at the times and in the manner set forth below under "Manner of Payment".

                             Payments at Maturity.  On or about the first
                             Business Day of each month, BONY, in its capacity as agent for DTC will deliver to the

                             Company, DTC and the Trustee a written list of principal and interest to be paid on each Global Security maturing (at Maturity or Redemption Date or otherwise) in the following month. BONY, in its capacity as agent for DTC, the Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity of such Global Security. On or before Maturity, the Company will pay to BONY, in its capacity as agent for DTC, as paying agent, the principal amount of such Global Security, together with interest, if any and premium, if any due at such Maturity. BONY, in its capacity as agent for DTC will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment". If any Maturity of a Global Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal and interest due at Maturity of such Global Security, the Trustee will cancel such Global Security in accordance with the Indenture and so advise the Company. On the first Business Day of each month, BONY, in its capacity as agent for DTC will deliver to the Trustee a written statement indicating the total principal amount of outstanding Global Securities as of the immediately preceding Business Day. If the Maturity of a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity.

                             Manner of Payment. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at Maturity shall be paid by the Company to BONY in immediately available funds no later than 10:00 A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by instructing BONY to withdraw funds from an account maintained by the Company at BONY or by wire transfer to BONY. The Company will confirm any such instructions in writing to BONY. Prior to 11:30 A.M. (New York City time) on the date of Maturity or as soon as possible thereafter, BONY will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal

                             Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on a Global Security on such date. On each Interest Payment Date (other than at Maturity), interest payments shall be made to DTC, in funds available for immediate use by DTC, in accordance with existing arrangements between BONY and DTC. On each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. None of the Company (as issuer or as paying agent), the Trustee or BONY, in its capacity as agent for DTC shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                             Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.


Procedures upon Company's    Company Notice to Trustee Regarding Exercise of
Exercise of Optional         Optional Redemption.  Not more than 60 nor less
Redemption:                  than 30 calendar days prior to the date on
                             which it intends to redeem a Book-Entry Note, the Company will notify the Trustee that it is exercising such option with respect to such Book-Entry Note on such date.

                             Trustee Notice to DTC Regarding Company's
                             Exercise of Optional Redemption. After receipt of notice that the Company is exercising its option to redeem a Book-Entry Note, the Trustee will, at least 20 calendar days before the redemption date for such Book-Entry Note, hand deliver to DTC a notice identifying such Book-Entry Note by CUSIP number and informing DTC of the Company's exercise of such option with respect to such Book-Entry Note.

                             Deposit of Redemption Price. On or before any redemption date, the Company shall deposit with the Trustee an amount of money sufficient to pay the redemption price, plus interest accrued to such redemption date, for all the Book-Entry

                             Notes or portions thereof which are to be repaid on such redemption date. The Trustee will use such money to repay such Book-Entry Notes pursuant to the terms set forth in such Notes.

Payments of Principal and    Trustee Notice to Company of Option to be
Interest upon Exercise of    Repaid.  Upon receipt of notice of exercise of
Optional Repayment:          the option for repayment and the Global
                             Securities representing the Book-Entry Notes so to be repaid as set forth in such or Notes, the Trustee shall give notice to the Company not less than 20 calendar days prior to each Optional Repayment Date of such Optional
                             Repayment Date and of the principal amount of Book-Entry Notes to be repaid on such Optional
                             Repayment Date.

                             Deposit of Repayment Price. On or prior to any Optional Repayment Date, the Company shall deposit with such Trustee an amount of money sufficient to pay the optional repayment price, and accrued interest thereon to such date, of all the Book-Entry Notes or portions thereof which are to be repaid on such date. Such Trustee will use such money to repay such Book-Entry Notes pursuant to the terms set forth in such Notes.

Procedure for Rate           The Company and the Agents will discuss from
Setting and Posting:         time to time the aggregate principal amount of,
                             the issuance price of, and the interest rates to be borne by, Book-Entry Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set prices of, and rates borne by, any Book-Entry
                             Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and Rejection     Unless otherwise instructed by the Company,
of Orders:                   each Agent will advise the Company promptly by
                             telephone of all orders to purchase Book-Entry
                             Notes received by such Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed by the Company and the Agents, the Company has the right to accept orders to purchase Book-Entry Notes and may reject any such orders in whole or in part.

Preparation of Pricing       If any order to purchase a Book-Entry Note is
Supplement:                  accepted by or on behalf of the Company, the

                             Company will prepare a pricing supplement (a
                             "Pricing Supplement") reflecting the applicable interest rates and other terms of such Book-Entry Note and will arrange to have a copy thereof filed with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply at least ten copies thereof (and additional copies if requested) to the Agent which presented the order (the "Presenting Agent") at the following address: if to Merrill Lynch & Co., to:
                             Tritech Services, 44B Colonial Drive,
                             Piscataway, New Jersey  08854, Attention:
                             Prospectus Operations/Nachman Kimerling, (732) 885-2768, telecopier: (732) 885-2774/5/6;
                             if to Salomon Brothers Inc:  8800 Hidden
                             River Parkway, Tampa, Florida 33637,
                             Attention: Enrique Castro, (813) 558-7165, telecopier: (813) 558-4128; if to Chase Securities Inc.: 270 Park Avenue, 8th Floor, New York, New York, 1001, Attn: Medium-Term Note Department, (212) 834-4421, telecopier:
                             (212) 834-6081; and if to J.P. Morgan Securities
                             Inc.: [Name] [Address] [Phone] [Fax].  The
                             Presenting Agent will cause a Prospectus and Pricing Supplement to be delivered to the purchaser of such Book-Entry Note.

                             In each instance that a Pricing Supplement is prepared, the Presenting Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements (other than those retained for files) will be destroyed.

Suspension of                The Company reserves the right, in its sole
Solicitation; Amendment      discretion, to instruct the Agents to suspend
or Supplement:               at any time, for any period of time or
                             permanently, the solicitation of orders to purchase Book-Entry Notes. Upon receipt of such instructions, the Agents will forthwith suspend solicitation until such time as the Company has advised them that such solicitation may be resumed.

                             In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents, the Trustee and BONY, in its capacity as agent for DTC whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

                             If the Company decides to amend or supplement the Registration Statement (as defined in the Agency Agreement) or the Prospectus, it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Agency Agreement. Subject to the provisions of the Agency Agreement, the Company may file with the Commission any such supplement to the Prospectus relating to the Notes. The Company will provide the Agents, the Trustee and BONY, in its capacity as agent for DTC with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

Procedures For Rate          When the Company has determined to change the
Changes:                     interest rates of Book-Entry Notes being
                             offered, it will promptly advise the Agents and the Agents will forthwith suspend solicitation of orders. The Agents will telephone the Company with recommendations as to the changed interest rates. At such time as the Company has advised the Agents of the new interest rates, the Agents may resume solicitation of orders. Until such time only "indications of interest" may be recorded.

Delivery of Prospectus:      A copy of the Prospectus, a Pricing Supplement
                             and any other supplements or amendments to the Prospectus relating to a Book-Entry Note must accompany or precede the earliest of any written offer of such Book-Entry Note, confirmation of the purchase of such Book-Entry
                             Note and payment for such Book-Entry Note by its purchaser. If notice of a change in the terms of the Book-Entry Notes is received by the Agents between the time an order for a Book-Entry Note is placed and the time written confirmation thereof is sent by the Presenting
                             Agent to a customer or his agent, such
                             confirmation shall be accompanied by a
                             Prospectus and Pricing Supplement and any other supplements or amendments to the prospectus setting forth the terms in effect when the order was placed. Subject to "Suspension of Solicitation; Amendment or Supplement" above, the Presenting Agent will deliver a Prospectus and Pricing Supplement as herein described with respect to each Book-Entry Note sold by it.
                             The Company will make such delivery if such

                             Book-Entry Note is sold directly by the Company to a purchaser (other than an Agent).

Confirmation:                For each order to purchase a Book-Entry Note
                             solicited by any Agent and accepted by or on behalf of the Company, the Presenting Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth above and delivery and payment instructions.

Settlement:                  The receipt by the Company of immediately
                             available funds in payment for a Book-Entry
                             Note and the authentication and issuance of the Global Security representing such Book-Entry
                             Note shall constitute "settlement" with respect to such Book-Entry Note. All orders accepted by the Company will be settled on the third
                             Business Day following the date of sale of such Book-Entry Note pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day following the date of sale.

Settlement Procedures:       Settlement Procedures with regard to each
                             Book-Entry Note sold by the Company through any Agent, as agent, shall be as follows:

                             A.   The Presenting Agent will advise the
                                  Company by telephone of the following
                                  settlement information:

                                  1.   Principal amount.

                                  2.   Maturity Date.

                                  3.   In the case of a Fixed Rate
                                       Book-Entry Note, the interest rate
                                       or, in the case of a Floating Rate
                                       Book-Entry Note, the Base Rate,
                                       Initial Interest Rate (if known at
                                       such time), Index Maturity, Interest
                                       Reset Period, Interest Reset Dates,
                                       Spread and/or Spread Multiplier (if
                                       any), Minimum Interest Rate (if any)
                                       and Maximum Interest Rate (if any).

                                  4.   Interest Payment Dates and the
                                       Interest Payment Period.

                                  5.   Redemption or repayment provisions,
                                       if any.

                                  6.   Settlement date.

                                  7.   Price.

                                  8.   Presenting Agent's commission,
                                       determined as provided in Section 2
                                       of the Agency Agreement.

                                  9.   Whether such Book-Entry Note is
                                       issued at an original issue discount
                                       and, if so, the total amount of OID,
                                       the yield to maturity and the initial
                                       accrual period OID.

                             B. The Company will assign a CUSIP number to the Global Security representing such Book-Entry Note and then advise BONY and the Presenting Agent by telephone (confirmed in writing at any time on the same date) or electronic transmission of the information set forth in Settlement Procedure "A" above, such CUSIP number and the name of the Presenting Agent. The Company will also notify the Presenting Agent by telephone of such CUSIP number as soon as practicable. Each such communication by the Company shall constitute a representation and warranty by the Company to BONY, in its capacity as agent of DTC, the Trustee and the Presenting Agent that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company, (ii) such Note, and the Global Security representing such Note, will conform with the terms of the Indenture for such Note, and (iii) upon authentication and delivery of such Global Security, the aggregate initial offering price of all Notes issued under the Indenture will not exceed $750,000,000, or such greater amount of Notes are issued at an original issue discount as shall result in aggregate gross proceeds to the Company of $750,000,000 (except for Book-Entry Notes represented by Global Securities authenticated and delivered in exchange for or in lieu of Global Securities pursuant to the Indenture and except for Certificated Notes authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of Certificated Notes pursuant to the Indenture).

                             C.   BONY, in its capacity as agent for DTC
                                  will enter a pending deposit message
                                  through DTC's Participant Terminal System providing the following settlement information to DTC (which shall route such information to Standard & Poor's Corporation), the Presenting Agent and, upon request, the Trustee:

                                  1.   The information set forth in
                                       Settlement Procedure "A".

                                  2.   Identification as a Fixed Rate
                                       Book-Entry Note or a Floating Rate
                                       Book-Entry Note.

                                  3.   Initial Interest Payment Date for
                                       such Book-Entry Note, number of days
                                       by which such date succeeds the
                                       related Regular Record Date and
                                       amount of interest payable on such
                                       Interest Payment Date.

                                  4.   The Interest Payment Period.

                                  5.   CUSIP number of the Global Security
                                       representing such Book-Entry Note.

                                  6.   Whether such Global Security will
                                       represent any other Book-Entry Note
                                       (to the extent known at such time).

                             D. To the extent the Company has not already done so, the Company will deliver to the Trustee a Global Security in a form that has been approved by the Company, the Agents and the Trustee.

                             E. The Trustee will complete such Book-Entry Note, stamp the appropriate legend, as instructed by DTC, if not already set forth thereon, and authenticate the Global Security representing such Book-Entry Note.

                             F.   DTC will credit such Book-Entry Note to
                                  BONY's participant account at DTC.

                             G.   BONY will enter an SDFS deliver order
                                  through DTC's Participant Terminal System instructing DTC to (i) debit such Book-Entry Note to BONY's participant account and credit such Book-Entry Note to the Presenting Agent's participant account and (ii) debit the Presenting Agent's settlement account and credit BONY's settlement account for an amount equal to the price of such Book-Entry Note less the Presenting Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by BONY to DTC that (i) the Global Security representing such Book-Entry Note has been issued and authenticated and (ii) BONY is holding such Global Security pursuant to the Medium-Term Note Certificate Agreement between BONY and DTC.

                             H.   The Presenting Agent will enter an SDFS
                                  deliver order through DTC's Participant
                                  Terminal System instructing DTC (i) to
                                  debit such Book-Entry Note to the
                                  Presenting Agent's participant account and credit such Book-Entry Note to the participant accounts of the Participants with respect to such Book-Entry Note and
                                  (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent for an amount equal to the price of such Book-Entry Note.

                             I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                             J. BONY will, upon receipt of funds from the Presenting Agent in accordance with Settlement Procedure "G" and as directed by the Company, credit to an account of the Company maintained at BONY or wire transfer to an account of the Company maintained at another bank specified in such direction by the Company, funds available for immediate use in the amount transferred to BONY in accordance with Settlement Procedure "G".

                             K.   The Presenting Agent will confirm the
                                  purchase of such Book-Entry Note to the
                                  purchaser either by transmitting to the
                                  Participants with respect to such
                                  Book-Entry Note a confirmation order or
                                  orders through DTC's institutional
                                  delivery system or by mailing a written
                                  confirmation to such purchaser.

Settlement Procedures        For orders of Book-Entry Notes solicited by any
Timetable:                   Agent and accepted by the Company for
                             settlement on the first Business Day after the sale date, Settlement Procedures "A" through "K" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                             Settlement
                             Procedure                 Time

                                A            11:00 A.M. on the sale date
                                B            12:00 Noon on the sale date
                                C            2:00 P.M. on the sale date
                                D            3:00 P.M. on the day before
                                             settlement
                                E            9:00 A.M. on settlement date
                                F            10:00 A.M. on settlement date
                               G-H           3:45 P.M. on settlement date
                                I            4:45 P.M. on settlement date
                               J-K           5:00 P.M. on settlement date

                             If a sale is to be settled more than one
                             Business Day after the sale date, Settlement
                             Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M. and 12:00 Noon on the first Business Day after the sale date and no later than 2:00 P.M. on the Business Day before the settlement date, respectively. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the Business Day before the settlement date. Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in SDFS operating procedures in effect on the settlement date.

                             If settlement of a Book-Entry Note is
                             rescheduled or canceled, BONY will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:           If BONY fails to enter an SDFS deliver order
                             with respect to a Book-Entry Note pursuant to Settlement Procedure "G", BONY may deliver to
                             DTC, through DTC's Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Book-Entry Note to BONY's participant account. DTC will process the withdrawal message, provided that BONY's participant account contains a principal amount of the Global Security representing such Book-Entry Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a

                             Global Security, the Trustee will cancel such Global Security in accordance with the Indenture and so advise the Company and BONY, and BONY will make appropriate entries in its records. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, BONY will exchange such Book-Entry Note for two Global Securities, one of which shall represent such Book-Entry Notes and shall be cancelled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

                             If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "H" and "G", respectively. Thereafter, BONY will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than a default by the Presenting Agent in the performance of its obligations hereunder and under the Agency Agreement, then the Company will reimburse the Presenting Agent or BONY, as applicable, on an equitable basis for the loss of the use of the funds during the period when they were credited to the account of the Company.

                             Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, BONY will provide, in accordance with Settlement Procedure "E", for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

Trustee and BONY, in its     Nothing herein shall be deemed to
capacity as agent of DTC     require the Trustee or BONY to
Not to Risk Funds:           risk or expend its own funds in connection with
                             any payment to the Company, DTC, the Agents or the purchaser, it being understood by all parties that payments made by the Trustee or BONY to the Company, DTC, the Agents or the purchaser shall be made only to the extent that funds are provided to the Trustee or BONY in its capacity as agent of DTC for such purpose.

Authenticity of              The Company will cause the Trustee to furnish
Signatures:                  BONY and the Agents from time to time with the
                             specimen signatures of each of the Trustee's officers, employees or agents who has been authorized by the Trustee to authenticate
                             Book-Entry Notes, but no Agent will have any obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Book-Entry
                             Note.

Payment of Expenses:         Each Agent shall forward to the Company, on a
                             quarterly basis, a statement of the
                             out-of-pocket expenses incurred by such Agent during that quarter that are reimbursable to it pursuant to the terms of the Agency Agreement.
                             The Company will remit payment to the Agents currently on a quarterly basis.

Advertising Costs:           The Company will determine with the Agents the
                             amount of advertising that may be appropriate in soliciting offers to purchase the Book-Entry
                             Notes. Advertising expenses will be paid by the Company.

Periodic Statements from     Periodically, BONY will send to the Company a
BONY:                        statement setting forth the principal amount of
                             Book-Entry Notes Outstanding as of that date and setting forth a brief description of any sales of Book-Entry Notes which the Company has advised BONY but which have not yet been settled.

                                    PART II
               Administrative Procedures for Certificated Notes

                          BONY will serve as registrar and transfer agent in
connection with the Certificated Notes.

Issuance:                    Each Certificated Note will be dated and issued
                             as of the date of its authentication by the Trustee. Each Certificated Note will bear an
                             Original Issue Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and
                             (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen
                             Certificated Note, the Original Issue Date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated Note.

Registration:                Certificated Notes will be issued only in fully
                             registered form without coupons.

Transfers and for            A Certificated Note may be presented for
Exchanges:                   transfer or exchange at the principal corporate
                             trust office in the City of New York of BONY.
                             Certificated Notes will be exchangeable for other Certificated Notes having identical terms but different authorized denominations without service charge. Certificated Notes will not be exchangeable for Book-Entry Notes.

Maturities:                  Each Certificated Note will mature on a date
                             not less than nine months after the settlement date for such Note. A Floating Rate
                             Certificated Note will mature only on an Interest Payment Date for such Note.

Denominations:               The denomination of any Certificated Note
                             denominated in U.S. dollars will be a minimum of $1,000 or any amount in excess thereof that is an integral multiple of $1,000.

Interest:                    General.  Interest, if any, on each
                             Certificated Note will accrue from the original issue date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, and will be calculated and paid in the manner described in such Note and in the Prospectus, as supplemented by the applicable Pricing
                             Supplement.  Unless otherwise specified
                             therein, each payment of interest on a
                             Certificated Note will include interest accrued to but excluding the Interest Payment Date or to but excluding Maturity (other than a Maturity of a Fixed Rate Certificated Note occurring on the 31st day of a month, in which case such payment of interest will include interest accrued to but excluding the 30th day of such month).

                             Regular Record Dates. The Regular Record Dates with respect to any Interest Payment Date shall be the date fifteen calendar days immediately preceding such Interest Payment Date, whether or not a Business Day.

                             Fixed Rate Certificated Notes.  Unless
                             otherwise specified pursuant to Settlement
                             Procedure "A" below, interest payments on Fixed Rate Certificated Notes will be made semiannually on May 15 and November 15 of each year and at Maturity; provided, however, that if any Interest Payment Date for a Fixed Rate Certificated Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date; provided further, that in the case of a Fixed Rate Certificated Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

                             Floating Rate Certificated Notes. Interest payments will be made on Floating Rate Certificated Notes monthly, quarterly, semi-annually or annually. Interest will be payable, in the case of Floating Rate Certificated Notes with a monthly Interest Payment Period, on the third Wednesday of each month; with a quarterly interest Payment Period, on the third Wednesday of March, June, September and December of each year; with a semi-annual Interest Payment Period, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and with an annual Interest Payment Period, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; provided, however, that if an Interest Payment Date for a Floating Rate Certificated Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Certificated Note, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Certificated Note, except in the case of a Floating Rate Certificated Note for which the Base Rate is LIBOR, if such

                             Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding London Business Day; and provided further, that in the case of a Floating Rate Certificated Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Calculation of Interest:     Fixed Rate Certificated Note.  Interest on
                             Fixed Rate Certificated Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

                             Floating Rate Certificated Notes. Interest rates on Floating Rate Certificated Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Certificated Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Certificated Note for which the Base Rate is Treasury Rate or CMT Rate, interest will be calculated on the basis of the actual number of days in the year.

Payments of Principal and    Interest, if any, on each Certificated Note
Interest:                    will be calculated and paid in the manner
                             described in such Note and in the Prospectus, as supplemented by the applicable Pricing
                             Supplement. Unless otherwise provided in the Indenture or the Certificated Note, the first payment of interest on any Certificated Note originally issued between a Record Date and an Interest Payment Date will be made on the next succeeding Interest Payment Date. Interest payable at the Maturity of a Certificated Note will be payable to the Person to whom the principal of such Note is payable. Unless other arrangements are made, all interest payments (excluding interest payments made on the Maturity Date) will be made by check mailed to the person entitled thereto as provided above; provided, however, that the holder of $10,000,000 or more of Certificated Notes with the same tenor and terms will be entitled to receive payment by wire transfer in U.S.
                             dollars.

                             Within 10 calendar days following each Record Date, the Trustee will inform the Company of the total amount of the interest payments to be made by the Company on the next succeeding Interest Payment Date. The Trustee will provide monthly to the Company a list of the principal and interest to be paid on Certificated Notes maturing in the next succeeding month.

                             BONY will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law.

                             If the Maturity of a Certificated Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity.

Procedures upon Company's    Company Notice to Trustee Regarding Exercise of
Exercise of Optional         Optional Redemption.  Not more than 60 nor less
Redemption:                  than 30 calendar days prior to the date on
                             which it intends to redeem a Certificated Note, the Company will notify the Trustee that it is exercising such option with respect to such Certificated Note on such date.

                             Trustee Notice to Holders Regarding Company's Exercise of Optional Redemption. After receipt of notice that the Company is exercising its option to redeem a Certificated Note, the Trustee will, at least 20 calendar days before the redemption date for such Certificated Note, mail a notice, first class, postage prepaid, to the Holder of such Certificated Note informing such Holder of the Company's exercise of such option with respect to such Certificated Note.

                             Deposit of Redemption Price. On or before any redemption date, the Company shall deposit with such Trustee an amount of money sufficient to pay the redemption price, plus interest accrued to such redemption date, for all the Certificated Notes or portions thereof and which are to be repaid on such redemption date. Such Trustee will use such money to repay such Certificated Notes pursuant to the terms set forth in such Notes.

Payments of Principal and    Trustee Notice to Company of Option to be
Interest Upon Exercise of    Repaid.  Upon receipt of notice of exercise of
Optional Repayment:          the option for repayment and the Certificated
                             Notes so to be repaid, the Trustee shall give notice to the Company not less than 20 calendar days prior to each Optional Repayment Date of such Optional Repayment Date and of the principal amount of Certificated Notes to be repaid on such Optional Repayment Date.

                             Deposit of Repayment Price. On or prior to any Optional Repayment Date, the Company shall deposit with the Trustee an amount of money sufficient to pay the optional repayment price, and accrued interest thereon to such date, of all the Certificated Notes or portions thereof which are to be repaid on such date. The Trustee will use such money to repay such Certificated Notes pursuant to the terms set forth in such Notes.

Procedure for Rate           The Company and the Agents will discuss from
Setting and Posting:         time to time the aggregate principal amount of,
                             the issuance price of, and the interest rates to be borne by, Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set prices of, and rates borne by, any Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and Rejection     Unless otherwise instructed by the Company,
of Orders:                   each Agent will advise the Company promptly by
                             telephone of all orders to purchase
                             Certificated Notes received by such Agent, other than those rejected by it in whole or in part in the reasonable exercise of its
                             discretion. Unless otherwise agreed by the Company and the Agents, the Company has the sole right to accept orders to purchase
                             Certificated Notes and may reject any such orders in whole or in part. Before accepting any order to purchase a Certificated Note to be settled in less than three Business Days, the Company shall verify that the Trustee will have adequate time to prepare and authenticate such Note.

Preparation of Pricing       If any order to purchase a Certificated Note is
Supplement:                  accepted by or on behalf of the Company, the
                             Company will prepare a pricing supplement (a
                             "Pricing Supplement") reflecting the interest rates and other terms of such Certified Note and will arrange to have a copy thereof filed with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply at least ten copies thereof
                             (and additional copies if requested) to the Agent which presented the order (the
                             "Presenting Agent"). The Presenting Agent will cause a Prospectus and Pricing Supplement to be delivered to the purchaser of such Certificated
                             Note.

                             In each instance that a Pricing Supplement is prepared, the Presenting Agent will affix the

                             Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements (other than those retained for files) will be destroyed.

Suspension of                The Company reserves the right, in its sole
Solicitation; Amendment      discretion, to instruct the Agents to suspend
or Supplement:               at any time for any period of time or
                             permanently, the solicitation of orders to purchase Certificated Notes. Upon receipt of such instructions, the Agents will forthwith suspend solicitation until such time as the Company has advised them that such solicitation may be resumed.

                             In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents, the Trustee and BONY, whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

                             If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Agency Agreement. Subject to the provisions of the Agency Agreement, the Company may file with the Commission any supplement to the Prospectus relating to the Notes. The Company will provide the Agents, the Trustee and BONY with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

Procedure for Rate           When the Company has determined to change the
Changes:                     interest rates of Certificated Notes being
                             offered, it will promptly advise the Agents and the Agents will forthwith suspend solicitation of orders. The Agents will telephone the Company with recommendations as to the changed interest rates. At such time as the Company has advised the Agents of the new interest rates, the Agents may resume solicitation of orders. Until such time only "indications of interest" may be recorded.

Delivery of Prospectus:      A copy of the Prospectus and a Pricing
                             Supplement relating to a Certificated Note must accompany or precede the earliest of any written offer of such Certificated Note, confirmation of the purchase of such Certificated Note and payment for such Certificated Note by its purchaser. If notice of a change in the terms of the Certificated
                             Notes is received by the Agents between the time an order for a Certificated Note is placed and the time written confirmation thereof is sent by the Presenting Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus and Pricing
                             Supplement setting forth the terms in effect when the order was placed. Subject to "Suspension of Solicitation; Amendment or
                             Supplement" above, the Presenting Agent will deliver a Prospectus and Pricing Supplement as herein described with respect to each Certificated Note sold by it. The Company will make such delivery if such Certificated Note is sold directly by the Company to a purchaser
                             (other than any Agent).

Confirmation:                For each order to purchase a Certificated Note
                             solicited by any Agent and accepted by or on behalf of the Company, the Presenting Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth above and delivery and payment instructions.

Settlement:                  The receipt by the Company of immediately
                             available funds in exchange for an
                             authenticated Certificated Note delivered to the Presenting Agent and the Presenting Agent's delivery of such Certificated Note against receipt of immediately available funds shall, with respect to such Certificated Note, constitute "settlement". All orders accepted by the Company will be settled on the third
                             Business Day following the date of sale
                             pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another day which shall be no earlier than the next
                             Business Day following the date of sale.

Settlement Procedures:       Settlement Procedures with regard to each
                             Certificated Note sold by the Company through any Agent, as agent, shall be as follows:

                             A.   The Presenting Agent will advise the
                                  Company by telephone of the following
                                  settlement information, in time for the
                                  Trustee to prepare and authenticate the
                                  required Note:

                                  1.   Name in which such Certificated Note
                                       is to be registered ("Registered
                                       Owner").

                                  2.   Address of the Registered Owner and
                                       address for payment of principal and
                                       interest.

                                  3.   Taxpayer identification number of the
                                       Registered Owner (if available).

                                  4.   Principal amount.

                                  5.   Maturity Date.

                                  6.   In the case of a Fixed Rate
                                       Certificated Note, the interest rate
                                       or, in the case of a Floating Rate
                                       Certificated Note, the Initial
                                       Interest Rate (if known at such
                                       time), Base Rate, Index Maturity,
                                       Interest Reset Period, Interest Reset
                                       Dates, Spread and/or Spread
                                       Multiplier (if any), Minimum Interest
                                       Rate (if any) and Maximum Interest
                                       Rate (if any).

                                  7.   Interest Payment Dates and the
                                       Interest Payment Period.

                                  8.   Redemption or repayment provisions,
                                       if any.

                                  9.   Settlement date.

                                  10.  Price (including currency).

                                  11.  Presenting Agent's commission,
                                       determined as provided in Section 2
                                       of the Agency Agreement.

                                  12.  Whether such Certificated Note is
                                       issued at an original issue discount,
                                       and, if so, the total amount of OID,
                                       the yield to maturity and the initial
                                       accrual period OID.

                             B. The Company will advise BONY by telephone (confirmed in writing at any time on the sale date) or electronic transmission of the information set forth in Settlement

                                  Procedure "A" above and the name of the
                                  Presenting Agent.

                             C.   The Company will deliver to BONY a
                                  preprinted four-ply packet for such
                                  Certificated Note, which packet will
                                  contain the following documents in forms that have been approved by Company, the Agents and the Trustee:

                                  1.   Certificated Note with customer
                                       confirmation.

                                  2.   Stub One - For Trustee.

                                  3.   Stub Two - For the Presenting Agent.

                                  4.   Stub Three - For the Company.

                             D.   The Trustee will complete such
                                  Certificated Note and will authenticate
                                  such Certificated Note and deliver it
                                  (with the confirmation) and Stubs One and Two to the Presenting Agent, all in accordance with the written directions (or oral instructions confirmed in writing on the next Business Day) of the Company, and the Presenting Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Trustee. Such delivery will be made only against such acknowledgment of receipt. In the event that the instructions given by the Presenting Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of the Presenting Agent an amount of immediately available funds equal to the amount of such payment made.

                             E.   The Presenting Agent will deliver such
                                  Certificated Note (with the confirmation) to the customer against payment in immediately payable funds. The Presenting Agent will obtain the acknowledgement of receipt of such Certificated Note by retaining Stub Two.

                             F. BONY will send Stub Three to the Company by first-class mail.

Settlement Procedures        For orders of Certificated Notes solicited by
Timetable:                   any Agent, as agent, and accepted by the
                             Company, Settlement Procedures "A" through "F" set forth above shall be completed on or before the respective times (New York City time) set forth below:

                             Settlement
                             Procedure                 Time

                                A            3:45 P.M. on the day before
                                             settlement
                               B-C           3:00 P.M. on the day before
                                             settlement
                                D            2:15 P.M. on settlement date
                                E            3:00 P.M. on settlement date
                                F            5:00 P.M. on settlement date

Failure to Settle:           If a purchaser fails to accept delivery of and
                             make payment for any Certificated Note, the Presenting Agent will notify the Company and BONY by telephone and return such Certificated
                             Note to the Trustee. Upon receipt of such notice, the Company will immediately wire transfer to the account of the Presenting Agent an amount equal to the amount previously credited to the account of Company in respect of such Certificated Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by the Presenting Agent in the performance of its obligations hereunder and under the Agency Agreement, then the Company will reimburse the Presenting Agent or BONY, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will cancel such Certificated Note in accordance with the Indenture and so advise the Company and BONY, and BONY will make appropriate entries in its records.

Trustee and BONY Not to      Nothing herein shall be deemed to
Risk Funds:                  require the Trustee or BONY to
                             risk or expend its own funds in connection with any payment to the Company, the Agents or the purchaser, it being understood by all parties that payments made by the Trustee or BONY to the Company, the Agents or the purchaser shall be made only to the extent that funds are provided to the Trustee or BONY for such purpose.

Authenticity of              The Company will cause the Trustee to
Signatures:                  furnish the Agents from time to time with the
                             specimen signatures of each of the Trustee's officers, employees or agents who has been authorized by the Trustee to authenticate
                             Certificated Notes, but neither BONY nor any Agent will have any obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Certificated Note.

Payment of Expenses:         Each Agent shall forward to the Company, on a
                             monthly basis, a statement of the out-of-pocket expenses incurred by such Agent during that month that are reimbursable to it pursuant to the terms of the Agency Agreement. The Company will remit payment to the Agents currently on a quarterly basis.

Advertising Costs:           The Company will determine with the Agents the
                             amount of advertising that may be appropriate in soliciting orders to purchase the Certificated Notes. Advertising expenses will be paid by the Company.

Periodic Statements from     Periodically, BONY will send to
BONY:                        the Company a statement setting forth the
                             principal amount of Certificated Notes
                             Outstanding as of that date and setting forth a brief description of any sales of Certificated
                             Notes which the Company has advised BONY but which have not yet been settled.

                          EXHIBIT B - AGENT DISCOUNT

                            INGERSOLL-RAND COMPANY
                          Medium-Term Notes, Series B
                             SCHEDULE OF PAYMENTS

     The Company agrees to pay each Agent a commission equal to the following percentage of the aggregate principal amount of Notes:

                     Term                           Commission Rate

   9 months to less than 12 months                       .125%
   12 months to less than 18 months                      .150%

   18 months to less than 2 years                        .200%

   2 years to less than 3 years                          .250%
   3 years to less than 4 years                          .350%

   4 years to less than 5 years                          .450%
   5 years to less than 6 years                          .500%

   6 years to less than 7 years                          .550%

   7 years to less than 10 years                         .600%
   10 years to less than 15 years                        .625%

   15 years to less than 20 years                        .700%
   20 years to 30 years                                  .750%

   More than 30 years                        to be negotiated at time of
                                             sale

                      EXHIBIT C- FORM OF TERMS AGREEMENT


                            Ingersoll-Rand Company

                               Medium-Term Notes
                                   Series B,

                  Due Nine Months or More from Date of Issue

                                TERMS AGREEMENT


                               _______ __, 199_


Ingersoll-Rand Company
200 Chestnut Ridge Road
Woodcliff Lake, New Jersey  07675

Attention:  [Name]
            [Title]

          Subject in all respects to the terms and conditions of the Selling

Agency Agreement (the "Agreement") dated November __, 1997 among Salomon

Brothers Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Chase

Securities Inc. and J.P. Morgan Securities Inc. and Ingersoll-Rand Company

(the "Company"), the undersigned agrees to purchase the Notes described below of the Company.


Aggregate Principal Amount:          $___________

Purchase Price:                      __% of Principal Amount

Discount or Commission:              __% of Principal Amount [plus
                                     accrued interest from ______ __,
                                     199_]

Issue Price:

Interest Rate or
Method of Determining:

Date of Maturity:

Interest Payment Dates:              May 15, November 15, except as
                                     provided in Pricing Supplement

Interest Reset Dates:

Redemption:

Closing Date:

Method of Payment:

Trustee, Registrar,
Authenticating and
 Paying Agent:                       The Bank of New York

Modification, if any,
in the requirements to
deliver the documents
specified in Sections
5(b), (d) or (e) of
the Agreement:

Other terms:                         The Notes shall have such
                                     additional terms as are specified
                                     in the form of Pricing
                                     Supplement, attached hereto as
                                     Annex A

                                           [NAME OF AGENT]


                                           By:________________________
                                              Title:



Accepted:

INGERSOLL-RAND COMPANY


By: _________________________
     [name]
     [title]